UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GOLD RESOURCE CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note

The attached script is being used in communications with shareholders of Gold Resource Corporation (the “Company”) in connection with the solicitation of votes for the Company’s upcoming Special Meeting of Shareholders (the “Special Meeting”), to be held on July 2, 2026, and is being filed pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended.

Important Information for Investors and Shareholders

This filing does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any securities issued in the proposed merger between the Company, Goldgroup Mining Inc., and Goldgroup Merger Sub, Inc. pursuant to that certain Arrangement Agreement and Plan of Merger, dated January 25, 2026, and amended as of May 15, 2026, by and among the parties (the “Merger”) are anticipated to be issued in reliance upon available exemptions from registration requirements pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, and applicable exemptions under state securities laws. In connection with the proposed Merger, the Company has sent the definitive proxy statement to each shareholder of the Company entitled to vote at the Special Meeting relating to the proposed Merger and the transactions contemplated in connection therewith. This filing is not a substitute for the proxy statement or for any other document that the Company may file with the Securities and Exchange Commission (the “SEC”) and send to the Company’s shareholders in connection with the proposed Merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov.

As previously disclosed, the Company has engaged Laurel Hill Advisory Group, LLC, a proxy solicitation firm, to assist the Company in soliciting proxies in connection with the Special Meeting. Additionally, the Company and certain of its respective directors, executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the proposed Merger under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed Merger will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Gold Resources Corporation

Blast Message

"Hello, this is Allen Palmiere, President and Chief Executive Officer of Gold Resource Corporation. I’m reaching out personally regarding our upcoming Special Shareholder Meeting on July 2nd.

We recently mailed you proxy materials for this upcoming meeting, where you will be asked to vote on our proposed merger with Goldgroup Mining Inc. By blending our operations at the Don David Gold Mine with Goldgroup’s producing assets, we will significantly reduce single-asset dependency and expand our exploration footprint, which will potentially enhance cash generation. We believe this will create a stronger, silver-focused vehicle positioned to capture significant market visibility and institutional support. This is a transformative milestone for our company, creating a leading, multi-mine precious metals producer with assets across Mexico and the U.S. Please read the proxy statement we mailed to you for a full discussion of the background, benefits, and potential risks of the proposed merger.

Our Board of Directors has unanimously determined that this transaction is in the best interests of stockholders and strongly recommends that you vote “FOR” the merger.

Your vote is important. Every vote counts regardless of the number of shares you hold, and you can cast your vote quickly and easily by calling our proxy solicitor, Laurel Hill Advisory Group, at 888-742-1305, where a representative is available to assist you.

Thank you for your time, your continued support, and your investment in Gold Resource Corporation."